Exhibit 99.1

Sirona Reports Fiscal 2014 Second Quarter Results

•	Second quarter revenues of $282.7 million, up 5.7% compared to prior year, or up 2.9% constant currency*.

•	Second quarter diluted earnings per share of $0.66 on a GAAP reported basis compared to $0.56 in the prior year. Second quarter non-GAAP adjusted EPS* of $0.80, up 6.3% compared to $0.75 in the prior year.

•	Management continues to anticipate FY14 constant currency revenue growth of 4% to 6%, and non-GAAP adjusted EPS* in the range of $3.60 to $3.70 (reflecting growth of approximately 6% to 9%).

Long Island City, New York, May 9, 2014 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended March 31, 2014.

Second Quarter Fiscal 2014 vs. Second Quarter Fiscal 2013 Financial Results

Revenue was $282.7 million, an increase of $15.4 million or up 5.7% (and up 2.9% on a constant currency basis). The Company's business segments performed as follows: Instruments increased 13.4% (up 9.3% on a constant currency basis), Imaging Systems increased 5.0% (up 2.8% on a constant currency basis), CAD/CAM Systems increased 5.0% (up 2.5% on a constant currency basis), and Treatment Centers increased 4.6% (up 0.8% on a constant currency basis).

Revenue in the United States increased 4.5%, and revenues outside the United States increased 6.2% (up 2.3% constant currency). U.S. revenues benefited from continued demand for our Imaging and CAD/CAM products. Growth was driven by new user demand for our CAD/CAM products. Sales growth in international markets was driven by Asia Pacific, led by Japan.

Gross profit was $151.5 million, up $6.8 million. Gross profit margin was 53.6% in the second quarter of Fiscal 2014, compared to 54.1% in the prior year. The change in gross profit margin as a percent of sales was mainly driven by foreign exchange impacts as well as product and regional sales mix.

Net income attributable to Sirona Dental Systems, Inc. for the second quarter of 2014 was $37.3 million, or $0.66 per diluted share, versus $31.8 million, or $0.56 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the second quarter of 2014 was $0.80 compared to $0.75 in the prior year quarter, or an increase of 6.3%. A reconciliation of the non-GAAP measure to earnings per share

* Non-GAAP adjusted EPS, constant currency growth and local currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

calculated on a GAAP basis is provided in the attached table.

At March 31, 2014, the Company had cash and cash equivalents of $255.3 million and total debt of $79.6 million, resulting in net cash of $175.7 million. This compares to net cash of $135.4 million at December 31, 2013.

Jeffrey Slovin, President and CEO of Sirona commented: “During the second quarter, Sirona grew 6.9% in local currencies, on top of 16.7% growth in the second quarter last year. Our strong results were driven by the U.S. and Asia Pacific. Japan performed particularly well ahead of a planned tax increase.”

Mr. Slovin continued: “Treatment Centers and CAD/CAM each had record quarters. Increased new user demand drove CAD/CAM growth of 7.6%, in local currencies, on top of 23% growth in the second quarter last year. For the second quarter in a row, Instruments was our fastest growing segment, up 12.9% in local currencies.”

Mr. Slovin added: “Continuous innovation combined with our world class sales and service infrastructure is the engine that drives Sirona. Our product pipeline is full of exciting new products with compelling advancements, some of which will be introduced in the near future.”

Fiscal 2014 Guidance

Management reiterates guidance of FY14 constant currency revenue growth of 4% to 6% and non-GAAP adjusted EPS* in the range of $3.60 to $3.70 (reflecting growth of approximately 6% to 9%).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on May 9, 2014 2014. The teleconference can be accessed by calling +1-877-415-3184 (domestic) or +1-857-244-7327 (international) using passcode # 85531897. The webcast will be available via the Internet at http://ir.sirona.com, and a presentation relating to the call will be available on our website. A replay of the conference call will be available through May 16, 2014 by calling +1-888-286-8010 (domestic) or +1-617-801-6888 (international) using passcode #492686. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
(In millions, except for share and per share amounts) (Unaudited)	2014	2013	2014	2013
REVENUE	$282.7	$267.3	$581.4	$539.7
Cost of goods sold	(131.2)	(122.6)	(267.2)	(243.1)

GROSS PROFIT	151.5	144.7	314.2	296.6
Selling, general and administrative expense	(87.2)	(84.5)	(175.2)	(170.4)
Research and development expense	(16.4)	(15.1)	(31.5)	(29.2)
Net other operating income (loss)	2.5	2.5	5.0	9.4

OPERATING INCOME	50.4	47.6	112.5	106.4
Gain (loss) on foreign currency transactions, net	2.0	(1.4)	(0.6)	(6.0)
Gain (loss) on derivative instruments	(1.5)	(2.5)	(0.9)	(1.2)
Interest income (expense), net	(0.9)	(0.8)	(1.7)	(1.8)
Other income (expense)	(0.4)	(0.4)	(0.9)	(0.7)

INCOME BEFORE TAXES	49.6	42.5	108.4	96.7
Income tax benefit (expense)	(11.7)	(10.2)	(25.5)	(25.4)

NET INCOME	37.9	32.3	82.9	71.3
Net (income) loss attributable to noncontrolling interests	(0.6)	(0.5)	(1.4)	(1.3)
NET INCOME ATTRIBUTABLE TO SIRONA DENTAL SYSTEMS, INC.	$37.3	$31.8	$81.5	$70.0

INCOME PER SHARE (attributable to Sirona Dental Systems, Inc. common shareholders):
Basic	$0.67	$0.58	$1.48	$1.27
Diluted	$0.66	$0.56	$1.45	$1.24

Weighted average shares - basic	55,309,421	54,928,332	55,186,566	55,083,264

Weighted average shares - diluted	56,199,246	56,202,296	56,172,320	56,384,483

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	September 30,
(In millions, except for share and par value amounts) (Unaudited)	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$255.3	$241.7
Restricted cash	0.8	0.7
Accounts receivable, net of allowance for doubtful accounts	151.0	145.2
of $1.6 and $1.6, respectively
Inventories, net	129.7	109.2
Deferred tax assets	32.2	31.4
Prepaid expenses and other current assets	27.4	32.6
Income tax receivable	1.6	2.3

TOTAL CURRENT ASSETS	598.0	563.1
Property, plant and equipment, net of accumulated depreciation	228.8	182.7
of $169.0 and $156.7, respectively
Goodwill	684.2	672.1
Intangible assets, net of accumulated amortization	287.9	301.7
of $530.2 and $503.1, respectively
Other non-current assets	4.8	5.6
Deferred tax assets	17.3	13.2

TOTAL ASSETS	$1,821.0	$1,738.4

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$58.2	$73.2
Short-term financial liabilities	1.6	0.4
Income taxes payable	9.8	9.3
Deferred tax liabilities	0.7	0.7
Accrued liabilities and deferred income	155.0	162.5

TOTAL CURRENT LIABILITIES	225.3	246.1
Long-term financial liabilities	78.0	75.0
Deferred tax liabilities	129.5	131.5
Other non-current liabilities	27.3	27.4
Pension related provisions	67.4	66.0
Deferred income	29.8	34.4

TOTAL LIABILITIES	557.3	580.4

SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized;	0	0
none issued and outstanding)
Common stock ($0.01 par value; 95,000,000 shares authorized;	0.6	0.6
57,647,248 shares issued; 55,347,500 shares outstanding at Mar. 31, 2014; 57,213,615 shares issued; 54,999,436 shares outstanding at Sept. 30, 2013
Additional paid-in capital	686.6	674.2
Treasury stock, at cost	(118.1)	(112.0)
2,299,748 shares held at cost at Mar. 31, 2014; 2,214,179 shares held at cost at Sept. 30, 2013
Retained earnings	665.7	584.2
Accumulated other comprehensive income (loss)	26.6	8.6
TOTAL SIRONA DENTAL SYSTEMS, INC. SHAREHOLDERS' EQUITY	1,261.4	1,155.6

NONCONTROLLING INTERESTS	2.3	2.4

TOTAL SHAREHOLDERS' EQUITY	1,263.7	1,158.0

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,821.0	$1,738.4

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended
	March 31,
(In millions) (Unaudited)	2014	2013
OPERATING ACTIVITIES

NET INCOME	$82.9	$71.3

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation and amortization	37.7	36.5
(Gain) loss on derivative instruments and foreign currency transactions	1.5	7.2
Deferred income taxes	(9.2)	5.4
Share-based compensation expense	6.4	8.4
Other adjustments	0.3	0.4
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	36.7	57.9

CHANGES IN ASSETS AND LIABILITIES
Accounts receivable	(5.2)	2.7
Inventories	(19.9)	(25.3)
Trade accounts payable	(16.3)	16.1
Other current and non-current assets	6.0	(7.1)
Other current and non-current liabilities	(6.4)	(21.9)
Current income taxes	1.1	(3.9)

CHANGES IN ASSETS AND LIABILITIES	(40.7)	(39.4)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	78.9	89.8

INVESTING ACTIVITIES
Investment in property, plant and equipment	(61.1)	(22.3)
Proceeds from sale of property, plant and equipment	0.4	0.1
Purchase of intangible assets	(0.2)	-
Acquisition of business, net of cash acquired	-	(35.0)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(60.9)	$(57.2)

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended
	March 31,
(In millions) (Unaudited)	2014	2013

FINANCING ACTIVITIES
Repayments of short-term and long-term debt	$-	$(0.1)
Purchase of treasury stock	(6.1)	(23.9)
Purchase of shares from noncontrolling interest	-	(0.9)
Dividend distributions to noncontrolling interest	(1.5)	(1.4)
Common shares issued under share based compensation plans	5.4	3.6
Tax effect of common shares issued under share based compensation plans	(3.5)	(3.3)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(5.7)	(26.0)
CHANGE IN CASH AND CASH EQUIVALENTS	12.3	6.6
Effect of exchange rate change on cash and cash equivalents	1.3	(1.4)
Cash and cash equivalents at beginning of period	241.7	151.1

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$255.3	$156.3

SUPPLEMENTAL INFORMATION
GENERAL
Interest paid	$1.7	$1.6
Interest capitalized	0.2	0.1
Income taxes paid	28.8	32.7

ACQUISITION OF BUSINESS
Current assets	$-	$5.2
Non-current assets	-	61.2
Current liabilities	-	(7.8)
Non-current liabilities	-	(12.0)
	-	46.6
Cash paid	-	(36.7)
Settlement of balances	-	(4.5)
Fair value of liabilities incurred	$-	$5.4

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

	Three months ended March 31, 2014
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$37.3	$0.66

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$8.8	$2.1	6.7

(Gain)/loss on foreign currency transactions, net	(2.0)	(0.5)	(1.5)
(Gain)/loss on derivative instruments	1.5	0.4	1.1
Other items:
Compensation charge for expenses in connection with the CFO Transition	1.6	0.4	1.2

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$44.9	$0.80

* tax impact calculated using estimated effective tax rate of 23.5%

	Three months ended March 31, 2013
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$31.8	$0.56

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$9.8	$2.4	7.4

(Gain)/loss on foreign currency transactions, net	1.4	0.3	1.1
(Gain)/loss on derivative instruments	2.5	0.6	1.9
Other items:

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$42.2	$0.75

* tax impact calculated using estimated effective tax rate of 24%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

	Low End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$172	$3.06

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$36	$9	$27

(Gain)/loss on foreign currency transactions, net **	1	-	1
(Gain)/loss on derivative instruments, net **	1	-	1
Other items:
Compensation charge for expenses in connection with the CFO Transition	3	1	2

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$202	$3.60

	High End of Guidance
	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$177	$3.15

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$36	$9	27

(Gain)/loss on foreign currency transactions, net **	1	-	1
(Gain)/loss on derivative instruments, net **	1	-	1
Other items:
Compensation charge for expenses in connection with the CFO Transition	3	1	2

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$207	$3.70

** These items reflect the gains and losses actually incurred year-to-date. We do not predict future exchange rate developments in our guidance. There is a small tax impact, but the amounts round to zero.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations gain/loss on foreign currency transactions, gain/loss on derivative instruments and any related tax effects and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We additionally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at only the U.S. Dollar/Euro average foreign exchange rates for each month of the current period.

Sirona also calculates local constant currency revenue growth by comparing current period revenues to prior period revenues with all currencies for both periods converted at the prior period monthly exchange rates.

Our forecasted 2014 constant currency net revenue growth guidance excludes the impact of U.S Dollar/Euro exchange rate fluctuations due to the unpredictability of future changes in foreign exchange rates. Therefore, we do not provide a reconciliation of these measures.